UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 20, 2006
Date of earliest event reported:	January 17, 2006

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On January 18, 2006, the company announced that its board of directors has voted in favor of including a proposal in the company’s 2006 proxy statement that, if approved by stockholders, will amend the company’s charter to declassify its board and provide for the annual election of all directors.  Under the current classified board structure, directors are elected by class to three-year terms.  Stockholders will vote on the board’s proposal for declassification at the 2006 annual meeting of stockholders.  If the declassification proposal is approved by stockholders, the entire OfficeMax board will stand for election each year, commencing at the 2007 annual meeting of stockholders.  The company’s board of directors also voted not to seek an extension of the company’s shareholder rights plan when it expires in 2008.

This summary does not purport to be complete and is subject and qualified in its entirety by reference to the text of the News Release issued on January 18, 2006, which is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 99.1                                    OfficeMax Incorporated News Release dated January 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2006

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and
General Counsel

EXHIBIT INDEX

Number	Description
99.1	OfficeMax Incorporated News Release dated January 18, 2006